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                            CERTIFICATE OF SECRETARY


     The undersigned hereby certifies that he is the duly authorized Secretary of Lifef/x, Inc. (the "Corporation"), a Nevada corporation, and that the following resolutions were adopted by unanimous written consent of the Board of Directors of the Corporation on March 16, 2000:

                         REGISTRATION AND QUALIFICATION
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          RESOLVED, that the Chairman, Chief Executive Officer and Chief
          Financial Officer of the Corporation be, and each of them acting singly hereby is, authorized and directed for and on behalf of the Corporation (i) to prepare (or cause to be prepared), execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for public offering of up to 18,000,000 shares of Common Stock held by the Corporation's stockholders (the "Offered Shares") under the Securities Act, in such form as may be approved by the Chairman, Chief Executive Officer and Chief Financial Officer, the execution and filing thereof to be conclusive evidence of such approval; (ii) to prepare (or cause to be prepared), execute and file with the Commission such amendments (both pre- and post-effectiveness) and supplements to the Registration Statement or the Prospectus included therein, and any registration statement in connection with the offering of the Offered Shares that is to be effective upon filing pursuant to the rules promulgated under the Securities Act, as any of such officers may deem necessary, appropriate or desirable, their execution and filing thereof to be conclusive evidence of such approval; (iii) to take all such further action and file (or cause to be filed) such amendments, supplements and requests as any of such officers may deem necessary, appropriate or desirable to cause the Registration Statement (or any amendment or supplement) to become effective and to comply with the Corporation's obligations in connection with the private placement of $18 million in units heretofore conducted by the Corporation.

          RESOLVED, FURTHER, that Lucille Salhany and Richard A. Guttendorf be, and each of them hereby is, appointed as true and lawful attorney for the Board of Directors, with full power of substitution and resubstitution, to execute and file with the Commission under the Securities Act the Registration Statement, any and all amendments (both pre- and post-effectiveness) and supplements thereto and exhibits, and
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          any registration statement in connection with the offering of the
          Offered Shares that is to be effective upon filing pursuant to rules promulgated under the Securities Act, and other documents in connection therewith, each of such attorneys to have full power to act alone and to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of the Board of Directors, as fully and to all intents and purposes as such directors might or could do in person, and such acts of such attorneys or any of them and any such substitute are hereby ratified and approved.

          RESOLVED, FURTHER, that Lucille Salhany be, and hereby is, appointed agent for service of process for the Corporation and is authorized to receive, on behalf of the Corporation, all notices or communications which may be issued by the Commission in connection with the Registration Statement and to exercise all powers provided by any rules or regulations of the Commission to be conferred upon a person so designated.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary as of March 21, 2000.



                                     /s/ Richard A. Guttendorf
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                                     Richard A. Guttendorf, Secretary